UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2013

MID-AMERICA APARTMENT COMMUNITIES, INC.

MID-AMERICA APARTMENTS, L.P.

(Exact Name of Registrant as Specified in Charter)

Tennessee Tennessee	001-12762 333-190028-01	62-1543819 62-1543816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6584 Poplar Avenue Memphis, Tennessee	38138
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 682-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the special meeting of shareholders (as described below) of Mid-America Apartment Communities, Inc. (“MAA”), MAA shareholders approved the Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan (the “MAA 2013 Plan”), replacing the MAA 2004 Stock Plan, which expires by its terms on October 31, 2013. The maximum number of shares of MAA common stock reserved and available for issuance under the MAA 2013 Plan is the sum of (i) 225,000 newly authorized shares, plus (ii) any shares underlying grants under the MAA 2004 Plan that are forfeited, cancelled or are terminated (other than by exercise) in the future; such 225,000 shares represent the approximate number of shares of MAA common stock that remain available for issuance under the MAA 2004 Plan. The award of stock options (both incentive and non-qualified options), restricted stock, restricted stock units, unrestricted stock, performance share awards, other stock-based awards, cash-based awards and dividend equivalent rights is permitted under the MAA 2013 Plan.

MAA’s executive officers and directors are eligible to receive awards under the MAA 2013 Plan, including stock options, restricted stock and restricted stock units, in accordance with the terms and conditions of the MAA 2013 Plan. A detailed summary of the MAA 2013 Plan is set forth in MAA’s joint proxy statement/prospectus for the special meeting, as amended, filed with the Securities and Exchange Commission on July 19, 2013 (the “Joint Proxy Statement/Prospectus”), under the section “The MAA Special Meeting—2013 Stock Incentive Plan” which summary is incorporated herein by reference. That detailed summary of the MAA 2013 Plan and the foregoing description are qualified in their entirety by reference to the full text of the MAA 2013 Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Mid-America Apartment Communities, Inc.

MAA held a special meeting of shareholders on September 27, 2013 (the “special meeting”). At the special meeting, MAA shareholders approved the two proposals described below. Shareholder action on a third proposal, to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of proposal 1, was not required and no vote was taken on that proposal. The final voting results with respect to each proposal voted upon at the special meeting are set forth below. The proposals are described in detail in the Joint Proxy Statement/Prospectus.

Proposal 1

MAA’s shareholders approved (i) the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 3, 2013, by and among MAA, Mid-America Apartments, L.P. (“MAALP”), Martha Merger Sub, LP, Colonial Properties Trust (“Colonial”) and Colonial Realty Limited Partnership (“Colonial LP”), pursuant to which, among other things, Colonial will be merged with and into MAA (the “Parent Merger”), with MAA surviving the Parent Merger, and Colonial LP merged with and into Martha Merger Sub, LP, with Colonial LP continuing as the surviving entity and an indirect wholly owned subsidiary of MAALP (the “Partnership Merger”) (ii) the Parent Merger and (iii) the issuance of shares of MAA common stock to Colonial shareholders in the Parent Merger.

For	Against	Abstentions	Broker Non-Votes
37,165,220	110,008	86,684	0

Proposal 2

MAA’s shareholders approved the MAA 2013 Plan.

For	Against	Abstentions	Broker Non-Votes
36,582,908	684,465	94,539	0

Mid-America Apartments, L.P.

On August 23, 2013, MAALP commenced a solicitation of written consents from its unitholders in connection with the following matters relating to MAALP’s acquisition of Colonial LP. Consents were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. Set forth below are the results of the consent solicitation for the matters considered, all of which were described in MAALP’s joint consent solicitation/prospectus, as amended, filed with the Securities and Exchange Commission on July 19, 2013:

To approve the Merger Agreement and the other transactions contemplated by the Merger Agreement, including the issuance of MAALP units to Colonial LP unitholders in connection with the Partnership Merger.

For	Against	Abstentions
1,541,080	4,736	467

To approve amended and restated MAALP limited partnership agreement.

For	Against	Abstentions
1,541,080	4,736	467

Item 8.01 Other Events.

On September 27, 2013, MAA issued a press release announcing the results of the special meeting. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan.

99.1	Press Release, dated September 27, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 27, 2013	MID-AMERICA APARTMENT COMMUNITIES, INC.

	By:	/s/ Albert M. Campbell, III
	Name:	Albert M. Campbell, III
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

MID-AMERICA APARTMENTS, L.P.

By: Mid-America Apartment Communities, Inc., its general partner

By:	/s/ Albert M. Campbell, III
Name:	Albert M. Campbell, III
Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan.

99.1	Press Release, dated September 27, 2013.

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